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                                                                 EXHIBIT 99.4

                                                                March 9, 1998

Board of Directors
CENFED Financial Corporation
199 North Lake Avenue
Pasadena, California 91101

Members of the Board:

     We hereby consent to the use of our opinion letter to the Board of Directors of CENFED Financial Corporation ("CENFED"), included as Appendix C to the Proxy Statement/Prospectus that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of CENFED with and into Golden State Bancorp, and to the references to such opinion in such Proxy Statement/ Prospectus under the captions "SUMMARY--Opinion of CENFED's Financial Advisor," "THE MERGER--Background of the Merger," "--Recommendation of CENFED Board and Reasons for the Merger" and "--Opinion of CENFED's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the Commission thereunder.


                                               Very truly yours,

                                               Merrill Lynch, Pierce, Fenner
                                                    & Smith Incorporated


                                               /s/  Michael Barry
                                               -----------------------------
                                               Managing Director